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                                                                   Exhibit 23.3

                      Consent of Independent Accountants

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our reports dated as follows:

 . June 29, 1999 relating to financial statements and financial statement schedule of AltaVista,

 . April 2, 1999 relating to the financial statements of Zip2 Corporation, and

 . June 9, 1999, except as to Note 12, which is as of July 3, 1999, relating to the financial statements of Shopping.com which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California

February 11, 2000